EXHIBIT 4.5



                                   VIACOM INC.



                          [VIACOM INTERNATIONAL INC.] *



                                       AND



                 ---------------------------------------------,



                                  Warrant Agent





                             DEBT WARRANT AGREEMENT







                          Providing for the Issuance of

                    % Notes/Debentures Due Purchase Warrants



                         Dated as of ____________, 20__



------------------------
* If Viacom International is a co-issuer, add the language in brackets relating to Viacom International co-issuing the Warrants.

                             DEBT WARRANT AGREEMENT



              THIS DEBT WARRANT AGREEMENT is entered into as of , 20__ between Viacom Inc., a corporation incorporated under the laws of Delaware (the "Company") [, Viacom International, Inc., a corporation incorporated under the laws of Delaware, (the "Co-Issuer")] and _____________________, a ________
incorporated under the laws of ____________ (the "Agent").

                              W I T N E S S E T H:

              WHEREAS, the Company proposes to issue ____ Warrants, each Warrant entitling the registered owner thereof to purchase ___% Notes/Debentures Due _______ of the Company [, which Notes/Debentures will be guaranteed by the Co-Issuer] (the "Debt Securities"), which will be issued pursuant to the Indenture, at the price and upon the terms and conditions herein set forth; and

              WHEREAS, the Company is duly authorized to issue the Warrants as provided in this Agreement; and

              WHEREAS, all things necessary have been done and performed to make the Warrants when duly authenticated by the Agent and issued as in this Agreement provided legal and valid and binding upon the Company with the benefits and subject to the terms of this Agreement.

              WHEREAS, the Co-Issuer proposes to co-issue the Warrants; and WHEREAS, the Co-Issuer is duly authorized to issue the Warrants as provided in this Agreement; and WHEREAS, all things necessary have been done and performed to make the Warrants when duly authenticated by the Agent and issued as in this Agreement provided legal and valid and binding upon the Co-Issuer with the benefits and subject to the terms of this Agreement.] NOW, THEREFORE, THIS AGREEMENT WITNESSETH that for good and valuable consideration mutually given and received, the receipt and sufficiency whereof is hereby acknowledged, it is hereby agreed and declared as follows:

                                   Article I
                                  DEFINITIONS

              SECTION 1.1. Definitions. Except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Section 1.1 shall for all purposes of this Agreement, have the meanings herein specified, the following definitions to be equally applicable to both the singular and plural forms of any of the terms herein defined:

              The term "Agent" shall mean _____________, a _________
     incorporated under the laws of ____________ or its lawful successors from time to time appointed in accordance with this Agreement.

              The term "Agreement" shall mean this Debt Warrant Agreement between the Company and the Agent, as such agreement is originally executed or as it may from time to time be supplemented, modified or amended as provided herein.

              The term "Business Day" shall mean any day which is not a Saturday or Sunday or which in the City of New York or ____________ is neither a legal holiday nor a day on which banking institutions are authorized by law or regulation to close.

              The term "Co-Issuer" shall mean Viacom International Inc., a Delaware corporation, the guarantor of the Debt Securities to be issued upon exercise of the Warrants, until a successor entity shall have become such pursuant to the applicable provisions of this Agreement and thereafter the term "Co-Issuer" shall mean such successor entity.

              The term "Company" shall mean Viacom, Inc., a Delaware corporation, until a successor entity shall have become such pursuant to the applicable provisions of this Agreement and thereafter the term "Company" shall mean such successor entity.

              The term "Debt Securities" means any or all, as the case may be, of the Company's ___% Notes/Debentures Due ___________, [fully and unconditionally guaranteed by the Co-Issuer] authenticated and delivered as provided in the Indenture.

              The term "Event of Default" shall mean any event specified as such in Section 6.1 hereof. An Event of Default shall "exist" if an Event of Default shall have occurred and be continuing.

              The term "Exercise Date" shall mean each date during the Exercise Period on which [Notes/Debentures] are purchased by a Registered Owner through the exercise of all or a portion of its Warrants.

              The term "Exercise Form" shall mean the form designated Exercise Form attached as Annex II to each Warrant.

              The term "Exercise Period" shall mean the period commencing at 9:00 A.M. ( -------------- time) on _____________, 20__ and ending at 4:00
     P.M. (___________ time) on _____________, _____.

              The term "Exercise Price" shall have the meaning accorded such term in Section 2.1 of this Agreement.

              The term "Guarantee" or "Guarantees" shall mean the guarantees relating to the Debt Securities to be issued by Viacom International Inc. as provided in the Indenture.

              The term "Indenture" shall mean that certain Indenture dated as of ___________ between the Company and ___________, as trustee, as such Indenture was originally executed or as it may from time to time be supplemented, modified or amended in accordance with the terms thereof.

              The term "Notice of Intent to Exercise" shall have the meaning accorded thereto in Section 4.1 of this Agreement. The form of Notice of Intent to Exercise is attached as Annex I to each Warrant.

              The term "Outstanding" when used with reference to the Warrants shall mean, as of the date of determination, all Warrants theretofore authenticated and delivered under this Agreement, except:

                          (a) Warrants theretofore canceled by the Agent or
                    delivered to the Agent for cancelation and

                          (b) Warrants in exchange for or in lieu of which other
                    Warrants shall have been authenticated and delivered under this Agreement.

              The term "Person" shall mean an individual, a corporation, a partnership, a joint venture, an association, a joint stock company, a trust, an unincorporated organization, or a government or any agency, authority or political subdivision thereof.

              The term "Register" shall mean the books for the registration and transfer of Warrants which books are kept by the Agent pursuant to Section
     3.1 hereof.

              The term "Time of Expiry" means 4:00 p.m., _________ time, on ____________, 20__.

              The term "Warrantholders" or "Registered Owners" means the persons from time to time who are Registered Owners of the Warrants.

              The term "Warrantholders' Request" means an instrument signed in one or more counterparts by the Warrantholders entitled to purchase in the aggregate not less than a majority of the aggregate principal amount of Debt Securities which could be purchased pursuant to all Warrants then Outstanding requesting the Agent to take some action or proceeding specified therein.

              The term "Warrants" means the ___% Notes/ Debentures Due 20__ Purchase Warrants issued hereunder pursuant to which Warrantholders have the right to purchase the Debt Securities on the terms and conditions herein set forth.

              The term "Written Order of the Company [and the Co-Issuer]" and "Written Consent of the Company [and the Co-Issuer]" mean, respectively, a written order or consent signed in the name of the Company [and the Co-Issuer] by any one of its officers and may consist of one or more instruments so executed.

                                   Article II
                              ISSUANCE OF WARRANTS

              SECTION 2.1. Issuance And Terms Of Warrants. The issuance of Warrants entitling the Registered Owners thereof to purchase up to an aggregate of not more than [U.S. $/Specified Currency]_______ in principal amount of the Debt Securities is hereby authorized. The Warrants are hereby designated as the "Notes/Debentures Due Purchase Warrants." The Warrants shall be delivered by the Company to the Agent to be authenticated by the Agent and delivered in accordance with the Written Order of the Company [and the Co-Issuer]. The Warrants shall be dated , 20__ and shall be issuable in fully registered form and in denominations that permit the purchase upon exercise of [U.S. $/Specified Currency]_______ principal amount of Debt Securities and any integral multiples thereof.

              The Warrants shall be exercisable on any Business Day during the Exercise Period. Each Warrant in the denomination of [U.S. $/Specified Currency] shall entitle the Registered Owner thereof to exercise such Warrant in accordance with and pursuant to the terms thereof for the purchase of a Debt Security in the principal amount of [U.S. $/Specified Currency] at par plus interest accrued thereon from _______________, _______, _____ [the payment of which will be fully and unconditionally guaranteed by the Co-Issuer] to but not including, the Exercise Date (the "Exercise Price").

              SECTION 2.2. Form of Warrants. The Warrants shall be in substantially the form set out in this Section 2.2, with such additional provisions, omissions, variations or substitutions as are not inconsistent with the provisions of this Agreement. The Warrants may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistent herewith, be determined by the officer executing such Warrants as evidenced by such officer's execution thereof.

                                FORM OF WARRANT

              Number R-W-___ _____ Warrant(s) Representing Right to Purchase Up to [U.S. $/Specified Currency] ________ in Aggregate Principal Amount of ___% Notes/Debentures Due .

              This Warrant expires at 4:00 p.m. (_______ time) on [________, _________] and thereafter will be void and of no value. Notice of the holder's intent to exercise this Warrant must be given to ________________, as Agent not later than 4:00 P.M. (________ time) [____________, _____].

           VIACOM INC. [and VIACOM INTERNATIONAL INC. (as Co-Issuer)]

                        [NOTE/DEBENTURE] PURCHASE WARRANT

              THIS CERTIFIES THAT, for value received, ____________, the Registered Owner hereof (herein sometimes called the "Warrantholder") is entitled, upon and subject to the terms and conditions set forth herein and in the Debt Warrant Agreement (the "Warrant Agreement") dated as of ___________, ____, ____ between Viacom Inc. (the "Company"), [Viacom International Inc. (the "Co-Issuer")] and ______________, as Agent, (the "Agent"), to purchase at par plus interest accrued thereon, if any, at any time from 9:00 A.M. (___________ time) [____________, _____] to 4:00 P.M. (________ time)
[________________, _____], inclusive (each such date being referred to as an "Exercise Date") up to [U.S. $/Specified Currency] ___________ in aggregate principal amount of ___% Notes/Debentures Due ____ of the Company [, the payment of which shall be fully and unconditionally guaranteed by the Co-Issuer] (the "Debt Securities"), by providing written notice to the Agent of the Warrantholder's intention to exercise its right to purchase provided for herein specifying the number of Warrants which the Warrantholder wishes to exercise, such notice to be provided in the notice form annexed hereto as Annex II not earlier than 9:00 A.M. (________ time)on [_________________, ____] and not later than 4:00 P.M. (___________ time) [____________, ___], and by surrendering to the Agent at its principal office in _____________, ___________ on any Exercise Date, this Warrant, with the Exercise Form on which this Warrant is exercised, the Debt Securities will be delivered as described below against payment therefor in [U.S. Federal Reserve or other United States/Specified Currency] funds current and immediately available to the Agent at the amount designated in the Warrant Agreement, in each case in an amount equal to the purchase price of the Debt Securities so purchased pursuant to the exercise of this Warrant.

              This Warrant is one of a duly authorized issue of warrants issued under the provisions of the Warrant Agreement. Reference is hereby made for particulars of the rights of the Warrantholders and of the Company [and Co-Issuer] in respect thereof and the terms and conditions upon which the Warrants are issue and held, all to the sole effect as if the provisions of the Warrant Agreement were herein set forth, to all of which the Warrantholder by acceptance hereof assents. The Company will furnish to the Warrantholder, upon written request and without charge, a copy of the Warrant Agreement. All capitalized terms not otherwise defined herein, shall have the meanings ascribed thereto in the Warrant Agreement.

              The Debt Securities purchased pursuant to the exercise of this Warrant will be mailed by certified mail return receipt requested to the person specified in the Exercise Form annexed hereto at its address specified therein or, if so specified in the Exercise Form, delivered to such person or its agent at the principal office of the Agent in ______________ on the Exercise Date.

              If Debt Securities are purchased in an aggregate principal amount which is less than the total principal amount of the Debt Securities that can be purchased pursuant to this Warrant, the Warrantholder hereof will be entitled to receive without charge a new Warrant in respect of the balance of the principal amounts of Debt Securities which the Registered Owner hereof was entitled to purchase under the surrendered Warrant and which were not then purchased.

              On presentation at the principal office of the Agent in ______________ subject to the provisions of the Warrant Agreement, one or more Warrants may be exchanged for one or more Warrants entitling the Warrantholder to purchase an equal aggregate principal amount of Debt Securities as may be purchased under the Warrant or Warrants so exchanged. Nothing contained in this Warrant, the Warrant Agreement or elsewhere shall be construed as conferring upon the Warrantholder hereof any right or interest whatsoever as an owner of Debt Securities or any other right or interest in respect thereof except as herein and in the Warrant Agreement expressly provided.

              This Warrant is registered on the books of the Company and is transferable only in accordance with the provisions of the Warrant Agreement by surrender thereof at the principal office of the Agent duly endorsed or accompanied by a written instrument of transfer duly executed by the Registered Owner of this Warrant or its attorney duly authorized in writing all in accordance with the terms and provisions of the Warrant Agreement.

              This Warrant and the Warrant Agreement are governed by and construed in accordance with the laws of [New York].

              IN WITNESS WHEREOF the Company [and the Co-Issuer] has caused this Warrant to be duly executed as of _________________, ___.



                            VIACOM INC.


                            By
                              -------------------------------------------------
                                 Name:
                                 Title:



                            [VIACOM INTERNATIONAL INC.


                            By
                               ------------------------------------------------
                                 Name:
                                 Title:]

                          Certificate of Authentication


This is one of the Warrants described in the within-mentioned Warrant Agreement


______________________, as Agent



By
   --------------------------------------
          Authorized Officer

                     ANNEX I - NOTICE OF INTENT TO EXERCISE



         TO:

              The undersigned Warrantholder of _____ Warrants evidenced by Warrant Number (the "Warrant") hereby notifies you pursuant to Section 4.1 of the Debt Warrant Agreement dated as of , (the "Warrant Agreement") between Viacom Inc. (the "Company") [, Viacom International Inc. (the "Co-Issuer")] and [___________, the undersigned], of the undersigned's intention to exercise _______ of such Warrants on ____________, ____ ) (the "Exercise Date") to purchase [U.S. $/Specified Currency] ________________ in aggregate principal amount of the Company's ___% Notes/Debentures Due __________________ [ the payment of which shall be fully and unconditionally guaranteed by the Co-Issuer] (the "Debt Securities") at par plus interest accrued, if any, from and after [___________, _____]. The purchase price shall be a total of [U.S. $/Specified Currency] __________ representing [U.S. $/Specified Currency] _______ in principal and [U.S. $/Specified Currency] in accrued interest.

              The Warrant with the Exercise Form duly completed shall be delivered to the Agent at its principal office in ________________, ________. Payment of the purchase price of the Debt Securities shall be made in [U.S. Federal Reserve or other United States/Specified Currency funds] immediately available at the principal office of the Agent on the Exercise Date. The undersigned shall direct such Debt Securities be registered and delivered in the name(s) and the amount(s) set forth opposite the undersigned's name on Annex II to the Warrant.

              DATED this _____ day of ____________, ____.



                                    [NAME OF WARRANTHOLDER]


                                    By
                                       ----------------------------------------

                            ANNEX II - EXERCISE FORM



         TO:



              The undersigned Warrantholder of ______ Warrants evidenced by the Warrant attached hereto hereby exercises on _____________, ____ (the "Exercise Date") Warrants to purchase [U.S. $/Specified Currency] _______ in aggregate principal amount of Viacom Inc.'s ___% Notes/Debentures Due ____________ [ the payment of which shall be fully and unconditionally guaranteed by Viacom International Inc.] (the "Debt Securities") at par plus $______ in accrued interest on the Debt Securities from [_________________, ___], and agrees to transfer on the Exercise Date in [U.S. $/Specified Currency] funds immediately available to the Agent (at [account]) such purchase price of the Debt Securities all in accordance with the terms and conditions of the Debt Warrant Agreement dated as of ____________, ____ (the "Warrant Agreement") between Viacom Inc. [, Viacom International Inc.] and [____________________], as Agent. The undersigned hereby irrevocably directs that such Debt Securities be registered and delivered in accordance with the directions set forth herein.

              The undersigned acknowledges that all taxes or other governmental charges payable upon the registration and delivery of such Debt Securities (other than in connection with each original issue and sale of the Debt Securities), including any transfer taxes payable if the Debt Securities are to be registered in the name of a person or persons other than the undersigned Warrantholder, must be paid by the undersigned.

              DATED this _________ day of _____________, ___.

                                  [NAME OF WARRANTHOLDER]


                                  By
                                     -----------------------------------------


Please check box if Debt Securities are to be delivered at the offices of on the Exercise Date, failing which the Debt Securities will be mailed by certified mail return receipt requested.

Unless the foregoing box is checked, the Debt Securities shall be delivered to the Warrantholder at its address set forth in the Register.

              SECTION 2.3. Warrants Mutilated, Lost, Destroyed or Stolen Warrants. If (i) any mutilated Warrant is surrendered to the Agent, or the Company and the Agent receive evidence to their satisfaction of the destruction, loss or theft of any Warrant and (ii) there is delivered to the Company [, the Co-Issuer] and the Agent such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company, [the Co-Issuer] or the Agent that such Warrant has been acquired by a bona fide purchaser, the Company [and the Co-Issuer] shall execute and upon its request the Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Warrant, a new Warrant of the same principal amount, bearing a number not contemporaneously Outstanding.

              Upon the issuance of any new Warrant under this Section 2.3, the Company [and the Co-Issuer] may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.

              Every new Warrant issued pursuant to this Section 2.3 in lieu of any destroyed, lost or stolen Warrant shall constitute an original additional contractual obligation of the Company [and the Co-Issuer], whether or not the destroyed, lost or stolen Warrant shall be at any time enforceable by anyone, and shall be entitled to all the security and benefits of this Agreement equally and ratably with all other Outstanding Warrants.

              The provisions of this Section 2.3 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Warrants.

              SECTION 2.4. Warrantholder Not a Registered Owner of the Debt Securities. The ownership of a Warrant shall not constitute the Registered Owner thereof an owner of any of the Debt Securities nor entitle the Registered Owner to any right or interest [or guarantee payment] in respect thereof except upon the exercise and surrender of its Warrants and the payment of the purchase price of the Debt Securities in accordance with and pursuant to the terms herein provided.

              SECTION 2.5. Warrants to Rank Pari Passu. All Warrants shall rank pari passu with each other. ---------------------------

              SECTION 2.6. Execution of Warrants. The Warrants shall be signed in the name and on behalf of the Company by one of its officers [and on behalf of the Co-Issuer by one of its officers]. The signature of the officer[s] executing the Warrants may be manual or facsimile. In case any officer of the Company [or of the Co-Issuer] who shall have signed any of the Warrants (manually or in facsimile) shall cease to be such officer before the Warrants so signed shall have been authenticated and delivered by the Agent, such Warrants nevertheless may be authenticated and delivered as though the Person who signed such Warrants had not ceased to be such officer of the Company [or of the Co-Issuer, as the case may be]. Also, any Warrant may be signed on behalf of the Company [or the Co-Issuer] by such Persons as on the actual date of execution of such Warrant shall be the proper officers of the Company [or the Co-

Issuer, as the case may be], although at the date of the execution of this Agreement any such Person was not such officer.

              Only such of the Warrants as shall bear thereon a certificate of authentication in substantially the form set forth in Section 2.2 hereof, executed by the Agent, shall be entitled to the benefits of this Agreement or be valid or obligatory for any purpose.

              SECTION 2.7. Purchase of Warrants by the Company. The Company may purchase in the market, by private contracts or otherwise all or any portion of the Warrants on such terms as the Company may determine.

                                  Article III
                      EXCHANGE OF WARRANTS; REGISTRATION OF
                 TRANSFER OF WARRANTS; NOTICE TO WARRANTHOLDERS

              SECTION 3.1. Register. The Agent, as agent of the Company [and the Co-Issuer], shall maintain, at its principal office in ____________, ____, the Register in which, subject to such reasonable regulations as it and the Company [and the Co-Issuer] may prescribe, it shall provide for the registration of the Warrants and the transfer of Warrants as in this Agreement provided. The Register shall be in written form or in any other form capable of being converted into written form within a reasonable time. The Registered Owners of the Warrants shall present directly to the Agent all requests for (a) registration of transfer of Warrants, (b) exchange of Warrants for new Warrants in authorized denominations and (c) replacement of Warrants in the case of mutilation, destruction, loss or theft.

              Upon the Company's request, the Agent shall furnish the Company with a list of names and addresses of the Registered Owners showing the number of such Warrants held by each Registered Owner.

              SECTION 3.2. Exchange of Warrants. Warrants entitling the Registered Owner to purchase any specified principal amount of Debt Securities may, upon compliance with the reasonable requirements of the Agent, be exchanged for Warrants entitling the Registered Owner thereof to purchase an equal aggregate principal amount of Debt Securities.

              Warrants may be exchanged only at the principal office of the Agent in _______________, ___ or at any other place that is designated by the Company. Any Warrants tendered for exchange shall be surrendered to the Agent and canceled. The Company [and the Co-Issuer] shall execute all Warrants necessary to carry out exchanges as aforesaid and such Warrants shall be authenticated by the Agent.

              SECTION 3.3. Charges for Exchange. For each Warrant exchanged or transferred, the Agent, except as otherwise herein provided, shall, if required by the Company [or the Co-Issuer], charge a reasonable sum for each new Warrant issued; and payment of such charges and reimbursement of the Agent or the Company [and the Co-Issuer] for any taxes or governmental or other charges required to be paid shall be made by the party requesting such exchange, as a condition precedent thereto.

              SECTION 3.4. Registration of Transfer; Restrictions on Transfers. No transfer of a Warrant shall be valid unless made at the principal offices of the Agent in the ____________, __________ or at any other place that is designated by the Company as an office for registration of transfer by the Registered Owner or such Registered Owner's executors, administrators or other legal representatives or attorney duly appointed by an instrument in writing in form and execution satisfactory to the Agent and upon compliance with such reasonable requirements as the Agent and the Company [and the Co-Issuer] may prescribe. Any Warrants tendered for registration of transfer shall be surrendered to the Agent.

              SECTION 3.5. Notice to Warrantholders. Unless herein otherwise expressly provided, any notice to be given hereunder to Warrantholders shall be deemed to be validly given if such notice is mailed to the last addresses of the Warrantholders appearing on the Register. Any notice so given shall be deemed to have been given on the day on which it has been mailed. In determining under any provision hereof the date when notice of any meeting or other event must be given, the date of giving notice shall be included and the date of the meeting or other event shall be excluded.

                                   Article IV
                              EXERCISE OF WARRANTS

              SECTION 4.1. Method of Exercise of Warrants. The Registered Owner of any Warrant may exercise the right thereby to purchase Debt Securities by surrendering to the Agent on any Business Day during the Exercise Period at the principal office of the Agent ___________, ___________, or at any other place or places that may be designated by the Company [and the Co-Issuer]:

              (a) at least 3 Business Days prior to the exercise of its Warrants, a completed and executed Notice of Intent to Exercise in the form thereof set forth in Annex I to each Warrant (a "Notice of Intent to Exercise");

              (b) on the Exercise Date, a duly completed and executed Exercise Form in the form thereof set forth in Annex II to each Warrant;

              (c) on the Exercise Date, its Warrant or Warrants which it is exercising; and

              (d) on the Exercise Date, the Exercise Price in funds immediately available to the Company.

              The items described in the foregoing clauses (a) and (b) shall be deemed received when an actual copy or a facsimile thereof is received by the Agent. Each Warrant shall be deemed to be surrendered only upon personal delivery thereof to or, if sent by mail or other means of transmission, upon receipt thereof by, the Agent at the office specified in this Section 4.1. Each Warrant shall be deemed exercised as of the first Business Day on which all of the foregoing conditions are satisfied with respect to such Warrant. The first day on which the Warrants may be exercised is ________________, ____________, ___. The Company [and the Co-Issuer] acknowledge[s] that the Registered Owners of the Warrants are not required under any circumstances to take any other actions in order to exercise their Warrants.

              SECTION 4.2. Effect of Exercise of Warrants. Upon surrender and payment of the Exercise Price by the Registered Owner of any Warrant in accordance with Section 4.1, the Debt Securities] so purchased shall be deemed to have been issued and the person or persons to whom such Debt Securities] are to be issued shall be deemed to have become the Registered Owner or owners of such Debt Securities on the [Exercise Date].

              After the due exercise of a Warrant as aforesaid, the Company [and the Co-Issuer] shall forthwith cause to be delivered to the person to whom the Debt Securities] so purchased are to be issued at the address specified in such form or, if so specified in such purchase form, cause to be delivered to such person at the office where such Warrant was surrendered, a Debt Security or Debt Securities] in the form or forms and in the denominations requested and for the appropriate principal amount of Debt Securities] not exceeding the principal amount which the Warrantholder is entitled to purchase pursuant to the Warrant surrendered.

              SECTION 4.3. Partial Exercise of Warrants. Subject to the issuance of Debt Securities] in authorized denominations only, the Registered Owner of any Warrant may purchase Debt Securities] in a principal amount less than that which such Registered Owner is entitled to purchase pursuant to the surrendered Warrant. In the event of any purchase of a principal amount of Debt Securities] less than the principal amount which can be purchased pursuant to a Warrant, the Registered Owner thereof upon exercise thereof prior to the Time of Expiry shall, in addition, be entitled to receive forthwith a new Warrant in respect of the balance of the principal amount of Debt Securities] which such Registered Owner was entitled to purchase pursuant to the surrendered Warrant and which were not then exercised. The Company [and the Co-Issuer] shall not be responsible for any taxes which may be payable in connection with the issuance of such new Warrant.

              SECTION 4.4. Expiration of Warrants. After the Time of Expiry, all rights under any Warrant in respect of which the right of purchase herein and therein provided for shall not theretofore have been exercised pursuant to
Section 4.1 shall cease and terminate and such Warrant shall become void and of no effect and all rights of the Registered Owner thereof under this Warrant Agreement shall cease and terminate as of such termination; provided that such Registered Owner's rights under this Warrant Agreement with respect to actions occurring prior to such termination shall remain in full force. After the Time of Expiry, each Registered Owner of any Warrants shall return any unexercised Warrants to the Agent for cancelation in accordance with Section 4.5 of this Agreement.

              SECTION 4.5. Cancellation of Surrendered Warrants. All Warrants surrendered to the Agent pursuant to Sections 2.3, 3.2, 3.4 or 4.1 shall forthwith be canceled by the Agent. All Warrants canceled or required to be canceled under this or any other provision of this Agreement may be destroyed by or under the direction of the Agent and the Agent shall furnish the Company with a destruction certificate identifying the Warrants so destroyed and the principal amount of Debt Securities] which could have been purchased pursuant to each.

              SECTION 4.6. Accounting and Recording. The Agent shall forthwith account and remit to the Company with respect to Warrants exercised and immediately forward to the Company (or into an account or accounts of the Company with the bank or trust company designated by the Company for that purpose) all monies received by the Agent on the purchase of Debt Securities] through the exercise of Warrants. All such monies, and any Debt Securities] or other instruments, from time to time received by the Agent shall be received in trust for, and shall be segregated and kept apart by the Agent in trust for, the Company.

              The Agent shall record the particulars of the Warrants exercised which shall include the names and addresses of the persons who become Registered Owners of Debt Securities] on exercise, the Exercise Date, the Exercise Price and the number of Debt Securities] reserved for that purpose by the Company. The Agent shall provide such particulars in writing to the Company.

                                   Article V
                                   COVENANTS

              SECTION 5.1. Issuance of Debt Securities. The Company covenants that so long as any Warrants remain Outstanding it will cause the Debt Securities from time to time paid for pursuant to the Warrants in the manner herein provided to be duly issued and delivered in accordance with the Warrants and the terms hereof.

              SECTION 5.2. Corporate Existence of the Company; Consolidation, Merger, Sale or Transfer. Each of the Company [and the Co-Issuer] covenants that so long as any of the Warrants are Outstanding, it will maintain its existence, will not dissolve, sell or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into another entity or permit one or more other entities to consolidate with or merge into it; provided that the Company may, without violating the covenants in this Section 5.2 contained, consolidate with or merge into another entity or permit one or more other entities to consolidate with or merge into it, or sell or otherwise transfer to another entity all or substantially all of its assets as an entirety and thereafter dissolve, if: (i) immediately after such consolidation, merger, sale or conveyance no Event of Default or Default shall have occurred and be continuing; (ii) the surviving Person in such consolidation or merger (if other than the Company [or the Co-Issuer], as the case may be) or person to whom such property and assets are sold or conveyed (if other than the Company [or the Co-Issuer], as the case may be) is a corporation organized under the laws of the United States of America or any state thereof, and such Person (if other than the Company [or the Co-Issuer], as the case may be) through an amendment to this Agreement assumes all of the obligations of the Warrants and the performance and observance of all the covenants and conditions of this Agreement with respect to the Company [or the Co-Issuer], as the case may be; (iii) the Company [or the Co-Issuer], as the case may be, shall have delivered to the Trustee under the Indenture such certificates and opinions as required by the Indenture and all conditions precedent provided for in the Indenture relating to such consolidation, merger, sale or conveyance have been complied with. The Company [and/or the Co-Issuer] may consolidate or merge with or into, or sell or convey all or substantially all of its property and assets to any Subsidiary. For purposes of this Section, "sell or convey all or substantially all of its property and assets" shall mean property and assets contributing in the aggregate at least 80% of the Company's total consolidated revenues as reported in the Company's last available periodic financial report (quarterly or annual, as the case may be) filed with the Securities and Exchange Commission.

              Upon any consolidation by the Company [or the Co-Issuer] with or merger by the Company [or the Co-Issuer] into any other corporation or any sale or conveyance of all or substantially all of the property and assets of the Company [or the Co-Issuer] to any Person in accordance with this Section 5.2, the successor Person formed by such consolidation or into which the Company [or the Co-Issuer] is merged or to which such sale or conveyance is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company [or the Co-Issuer], as the case may be under this Agreement with the same effect as if such successor Person had been named as the Company [or the Co-Issuer], as the case may be, herein, and in the event of any such sale or conveyance, the Company [or the Co-Issuer], as the case may be (which term shall for this purpose mean the Person named as the "Company" [or the "Co-Issuer"] in the first paragraph of this Agreement or any successor Person which shall theretofore become such in the manner described in this Section 5.2), shall be discharged of all obligations and covenants under this Agreement and may be dissolved or liquidated.

              SECTION 5.3. Maintenance of Offices or Agencies for Transfer, Registration, Exchange of Warrants. So long as any of the Warrants shall remain Outstanding, the Company covenants that it will maintain an office or agency in, where the Warrants may be presented for registration, exchange and transfer as in this Agreement provided, and where notices and demands to or upon the Company in respect of the Warrants or of this Agreement may be served, and where the Warrants may be presented for exchange for Debt Securities as provided herein.

              SECTION 5.4. Appointment to Fill a Vacancy in the Office of Agent. The Company, whenever necessary to void or fill a vacancy in the office of Agent, covenants that it will appoint, in the manner provided in Section 9.4 hereof, an Agent, so that there shall at all times be a Agent with respect to the Outstanding Warrants.

              [SECTION 5.5 Co-Issuance of Debt Securities. The Co-Issuer covenants that so long as any Warrants remain Outstanding it will cause the Debt Securities from time to time guaranteed pursuant to the Warrants in the manner herein provided to be fully and unconditionally guaranteed in accordance with the Warrants and the terms hereof.]

                                   Article VI
                           EVENTS OF DEFAULT; REMEDIES

              SECTION 6.1. Events of Default. The term "Event of Default" whenever used herein with respect to any ----------------- Warrant shall mean any one of the following events:

              (a) Failure by the Company [or the Co-Issuer] to deliver the Debt Securities or the Guarantees, as the case may be, in exchange for the Warrants in accordance with the provisions of this Agreement or

              (b) failure on the part of the Company [or the Co-Issuer] to observe or perform in any material respect any of the covenants or agreements on its part in the Warrants or in this Agreement specifically contained for the benefit of the Warrantholders, for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Agent, or to the Company and the Agent by the

     Registered Owners of not less than 25% in principal amount of the Warrants at the time Outstanding under this Agreement a written notice specifying such failure and stating that such is a "Notice of Default" hereunder.

              SECTION 6.2. Suits by Warrantholders. All or any of the rights conferred upon the Registered Owner of any Warrant by the terms of such Warrant and/or this Agreement may be enforced by the Registered Owner of such Warrants by appropriate legal proceedings but without prejudice to the right which is hereby conferred upon the Agent to proceed in its own name to enforce each and all of the provisions herein contained for the benefit of the Registered Owners of the Warrants from time to time Outstanding.

              SECTION 6.3. Remedies Not Waived; Enforcement Expense. No delay or failure on the part of the Registered Owners of Warrants or the Agent to exercise any right shall operate as a waiver of such right or otherwise prejudice such Registered Owner's or Agent's, as the case may be, rights, powers and remedies. The Company agrees to pay all costs, expenses and fees, including all reasonable attorneys' fees, which may be incurred by a Registered Owner in enforcing or attempting to enforce its rights thereunder and hereunder following the occurrence and during the continuance of any Event of Default hereunder, whether the same shall be enforced by suit or otherwise.

              SECTION 6.4. Incorporators, Stockholders, Officers and Directors of Company and Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement of this Agreement, or of any Warrant, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company [or of the Co-Issuer], either directly or though the Company [or of the Co-Issuer], whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Agreement and the Warrants issued hereunder are solely corporate obligations, and that no personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors, as such, of the Company [or of the Co-Issuer], because of the creation of the indebtedness [or the guarantees] hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Agreement or in any of the Warrants or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director, as such, because of the creation of the obligations hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Agreement or in any of the Warrants or implied thereform are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Agreement and the issuance of such Warrants.

                                  Article VII
                      AMENDMENTS; MEETING OF WARRANTHOLDERS

              SECTION 7.1. Amendments Without Consent of Registered Owners of Warrants. This Agreement and the terms and conditions of the Warrants may be amended by the

Company and the Agent, without the consent of any Registered Owner of Warrants for any of the following purposes:

              (a) to add to the covenants of the Company [or of the Co-Issuer] for the benefit of the Registered Owners of Warrants,

              (b) to surrender any right or power conferred upon the Company [or the Co-Issuer],

              (c) to cure any ambiguity or correcting or supplementing any provision contained herein or in the Warrants which may be defective or inconsistent with any other provisions contained herein or in the Warrants,

              (d) if deemed appropriate by the Company [or the Co-Issuer, as the case may be,] or required by law, to evidence the permitted succession of another corporation to the Company [or the Co-Issuer, as the case may be,] and the assumption by such successor of the covenants and obligations of the Company [or the Co-Issuer, as the case may be,] herein and in the Warrants or

              (e) to make such other provisions in regard to matters or questions arising under this Agreement or the Warrants which shall not adversely affect the interests of the Registered Owners of the Warrants in any material respect.

              SECTION 7.2. Amendments with Consent of Registered Owners of Warrants. This Agreement, the terms and conditions of the Warrants and the covenants contained in either may also be modified or amended by the Company [, the Co-Issuer] and the Agent and past defaults thereunder or future compliance therewith by the Company [or by the Co-Issuer] may be waived either with the written consent of the Registered Owners of not less than a majority in aggregate principal amount of the Debt Securities] at the time outstanding, or a resolution by the Registered Owners of not less than 75% in aggregate principal amount of the Outstanding Warrants present or represented at the meeting; provided that no such modification, amendment or waiver may, without the consent or affirmative vote of the Registered Owner of each Warrant affected thereby:

              (a) Waive a default in the failure to deliver Debt Securities] in exchange for Warrants pursuant to Section 4.1 hereof or change the Exercise Dates or the Expiry Date with respect to any Warrant, or change the coin or currency in which any Warrant is exercisable for Debt Securities or impair the right to institute suit for the enforcement of any rights of any Registered Owner of a Warrant or

              (b) Reduce the percentage in principal amount of the Outstanding Warrants, the consent of which Registered Owners is required for any modification or amendment to this Agreement or to the terms and conditions of or covenants contained in this Agreement or in the Warrants or for any waiver of compliance therewith or

              (c) modify any of the provisions of this Section 7.2 except to provide that certain other provisions of this Agreement or the terms and conditions of the Warrants cannot be modified, amended or waived without the consent of the Registered Owner of each Outstanding Warrant affected thereby.

It shall not be necessary for the Registered Owners of Warrants to approve the particular form of any proposed amendment, but it shall be sufficient if they approve the substance thereof.

              SECTION 7.3. Binding Nature of Amendments; Notice. Any modifications, amendments or waivers to this Agreement or to the terms and conditions of the Warrants in accordance with the provisions hereof will be conclusive and binding on all Registered Owners of Warrants, whether or not they have given such consent, whether or not notation of such modifications, amendments or waivers is made upon the Warrants, and on all future Registered Owners of Warrants.

              Promptly after the execution of any amendment to this Agreement or the implementation of any modification or amendment of the terms and conditions of the Warrants, notice of such amendment or modification shall be given by the Company or by the Agent, on behalf of and at the instruction of the Company, to the Registered Owners by mail at such owner's address as it appears on the Register. The failure to give such notice on a timely basis shall not invalidate such amendment or modification, but such notice shall be given as soon as practicable upon discovering such failure or upon any impediment to the giving of such notice being overcome.

                                  Article VIII
                             [Intentionally omitted]

                                   Article IX
                              CONCERNING THE AGENT

              SECTION 9.1. Appointment of Agent. The Company [and the Co-Issuer] hereby appoint[s] ___________, at present having its principal office in [__________ at _____________, ________, __________] as the Agent in respect of the Warrants, upon the terms and subject to the conditions set forth in this Agreement.

              SECTION 9.2. Acceptance of Appointment By Agent; Limitations of Duties of Agent. The Agent accepts its obligations set forth herein and in the Warrants upon the terms and conditions hereof and thereof, including the following, to all of which the Company agrees and to all of which the rights hereunder of the Registered Owners from time to time of the Warrants shall be subject:

              (a) The Agent shall be entitled to the compensation agreed upon with the Company [and the Co-Issuer] for all services rendered by it, and the Company [and the Co-Issuer] agree[s] promptly to pay such compensation and to reimburse the Agent for its reasonable out-of-pocket expenses (including, without limitation, the reasonable compensation of its counsel) incurred by it in connection with the services rendered by it hereunder. The Company [and the Co-Issuer] also agree[s] to indemnify the Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with its acting as such Agent hereunder, including the costs and expenses of defending against any claim of liability.

              (b) In acting under this Agreement and in connection with the Warrants, the Agent is acting solely as the agent of the Company [and the Co-Issuer] and does not assume any obligations or relationship of agency or trust for or with any of the Registered Owners of the Warrants.

              (c) The Agent may consult with one or more counsel (who may also be counsel to the Company [or the Co-Issuer]), and, in the absence of bad faith, the written opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in the good faith reliance thereon.

              (d) The Agent shall be protected and shall incur no liability for or in respect of any action taken, omitted or suffered by it in the good faith reliance upon any Warrant, notice, direction, consent, certificate, affidavit, statement or other paper or document signed by the Company [or the Co-Issuer] reasonably believed by the Agent to be genuine and to have been signed by the proper persons.

              (e) The Agent and its officers, directors and employees may become the owner of, or acquire any interest in, any Warrants, with the same rights that it or they would have if it were not the Agent hereunder, may engage or be interested in any financial or other transaction with the Company [or the Co-Issuer] and may act on, or as depository, trustee or agent for, any committee or body of Registered Owners of the Warrants or holders of other obligations of the Company [or the Co-Issuer] as freely as if it were not the Agent hereunder.

              (f) The recitals contained herein and in the Warrants (except in the Agent's certificates of authentication) shall be taken as the statements of the Company [or of the Co-Issuer, as applicable], and the Agent assumes no responsibility for their correctness. The Agent makes no representation as to the validity or sufficiency of this Agreement or the Warrants, provided that the Agent shall not be relieved of its duty to authenticate Warrants as authorized by this Agreement. The Agent shall not be accountable for the use or application by the Company [and the Co-Issuer] of the proceeds of the Warrants.

              (g) The Agent shall be obligated to perform such duties and only such duties as are herein and in the Warrants specifically set forth and no implied duties or obligations shall be read into this Agreement or the Warrants against the Agent.

              (h) No provision of this Agreement shall be construed to relieve the Agent from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct or that of its officers or employees.

              (i) The Agent shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company [and the Co-Issuer].

              SECTION 9.3. Agent Required. The Company [and the Co-Issuer] agree[s] that, until all Warrants (i) shall have been delivered to the Agent for cancellation or (ii) have become null and void because of the passage of the Expiry Date, there shall at all times be a Agent hereunder which shall be a corporation doing business in the United States and which alone or with its affiliates has a combined capital and surplus of at least $[___,000,000].

              SECTION 9.4. Resignation and Removal of Agent; Appointment of Successor. The Agent may at any time resign by giving written notice (in accordance with Section 10.1 hereof) to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall never be less than [90] days after the receipt of such notice by the Company unless the Company [and the Co-Issuer] agree[s] to accept less notice. Upon receipt of such notice of resignation, the Company [and the Co-Issuer] shall promptly act to appoint a successor Agent. The Agent may be removed at any time by the Company [and the Co-Issuer] by delivering written notice thereof specifying such removal and the date when it is intended to become effective. Any resignation or removal of the Agent shall take effect upon the date of the appointment by the Company [and the Co-Issuer] as hereinafter provided of a successor and the acceptance of such appointment by such successor.

              In case at any time the Agent shall resign, or shall be removed, or shall become incapable of acting or shall be adjudged as bankrupt or insolvent, or if a receiver of its or of its property shall be appointed, or if any public officer shall take charge or control of its or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, a successor agent, eligible as aforesaid, shall be appointed by the Company [and the Co-Issuer].

              Upon the appointment as aforesaid of a successor agent and acceptance by it of such appointment, the Agent so superseded shall cease to be the Agent hereunder. If no successor Agent shall have been so appointed by the Company [and the Co-Issuer] and shall have accepted appointment as hereinafter provided, then the Registered Owners of a majority in aggregate principal amount of the Outstanding Warrants, on such Holders' behalf and on behalf of all others similarly situated may petition any court of competent jurisdiction for the appointment of a successor Agent.

              Any successor Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Agent, without any further act deed or conveyance, shall become vested with all the authority, rights, powers, immunities, duties and obligations of such predecessor with like effect as if originally named as such Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall simultaneously therewith become obligated to transfer, deliver and pay over, and such successor Agent shall be entitled to receive, all moneys, [Notes/Debentures] or other property on deposit with or held by such predecessor, as such Agent hereunder. The Company or, at the discretion of the Company, the successor Agent, will give prompt written notice by U.S. Mail to each Registered Owner of the Warrants at such owner's address as it appears on the Register of the appointment of a successor Agent. Failure to give such notice or any defect therein shall not affect the appointment of a successor Agent.

              SECTION 9.5. Merger, Conversion, Consolidation or Succession to Business of Agent. Any corporation into which the Agent may be merged or converted, or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Agent shall be a party, or any corporation succeeding to all or substantially all the assets and business of the Agent, shall be the successor to the Agent hereunder, provided such corporation shall be otherwise eligible under this Article IX, without the execution or filing of any document or any further act on the part of any of the parties hereto.

              In case any Warrants shall have been authenticated, but not delivered, by the Agent then in office, any successor by merger, conversion or consolidation to such authenticating Agent may adopt such authentication and deliver the Warrants so authenticated with the same effect as if such successor Agent had itself authenticated such Warrants.

                                   Article X
                                 MISCELLANEOUS

              SECTION 10.1. Notices. All notices or demands hereunder upon the Company or the Agent may be ------- electronically communicated or hand delivered or sent by overnight courier, addressed to any party hereto as provided in this Section 10.1.

              All communications intended for the Company [or the Co-Issuer] shall be sent to:

                           Viacom Inc.
                           [or Viacom International Inc.]
                           1515 Broadway
                           New York, NY 10036
                           Attention:
                           Fax Number:  (212) ___________


              All communications intended for the Agent shall be sent to:

                           Agent-Name
                           Attention:
                           Fax Number:

or at any other address of which either of the foregoing shall have notified the other in any manner prescribed in this Section 10.01.

              For all purposes of this Agreement, a notice or communication will be deemed effective:

              (a) if delivered by hand or sent by overnight courier, on the day it is delivered unless (i) that day is not a day on which commercial banks are open for business (a "Local Business Day") in the city specified in the address for notice provided by the recipient or (ii) if delivered after the close of business on a Local Business Day, then on the next succeeding Local Business Day or

              (b) if sent by facsimile transmission, on the date transmitted, provided that oral or written confirmation of receipt is obtained by the sender unless the date of transmission and confirmation is not a Local Business Day, in which case, on the next succeeding Local Business Day.

Any notice, direction, request, demand, consent or waiver by the Company or any Registered Owner to or upon the Agent shall be deemed to have been sufficiently given, made or filed, for all purposes, if given, made or filed in writing with the Agent in accordance with the provisions of this Section 10.1.

              SECTION 10.2. Day Not a Business Day. If any date on which a payment is to be made, notice given or other action taken hereunder is not a Business Day, then such payments, notice or other action shall be made, given or taken on the next succeeding business day in such place, and in the case of any payment, no interest shall accrue for the delay.

              SECTION 10.3. Currency. All amounts herein are expressed in [United States Dollars/Specified Currency]. --------

              SECTION 10.4. Governing Law. This Agreement and the Warrants shall be construed in accordance with the ------------- laws of New York.

              SECTION 10.5. Limitation of Rights to Parties and Registered Owners of Warrants. Nothing in this Agreement or in the Warrants expressed or implied is intended or shall be construed to give to any Person other than the Company, [the Co-Issuer,] the Agent and the Registered Owners of the Warrants any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenant, condition or provision herein or in the Warrants. All such covenants, conditions and provisions are and shall be held to be for the sole and exclusive benefit of the Company, [the Co-Issuer,] the Agent and the Registered Owners of the Warrants.

              SECTION 10.6. Separability of Invalid Provisions. In case any one or more of the provisions contained in this Agreement or in the Warrants shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein.

              SECTION 10.7. No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Warrant Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise of that right, power or privilege or the exercise of any other right, power or privilege.

              SECTION 10.8. Execution in Several Counterparts. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

              SECTION 10.9. Article and Section Headings. The headings or titles of the several Articles and Sections hereof and any table of contents appended to copies hereof shall be solely for convenience of reference and shall not affect the meaning, construction or effect of this Agreement.

              SECTION 10.10. Successor and Assigns. All the covenants and agreements in this Agreement contained by or on behalf of the Company [, the Co-Issuer] or the Agent shall bind their respective successors and assigns, whether so expressed or not.

              IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                                      VIACOM INC.


                                      By
                                         ---------------------------------
                                           Name:
                                           Title:



                                      [VIACOM INTERNATIONAL INC.


                                      By
                                         ---------------------------------
                                           Name:
                                           Title:]



                                      AGENT NAME,  as Agent


                                      By
                                         ---------------------------------
                                           Name:
                                           Title: